Exhibit 24.1

POWER OF ATTORNEY

The undersigned, a director and/or officer of Cooper-Standard Holdings Inc., a Delaware corporation, hereby constitute and appoint Timothy W. Hefferon the true and lawful attorney-in-fact of the undersigned to sign and execute on behalf and in the name of the undersigned in the capacity or capacities set forth below the Annual Report on Form 10-K of Cooper-Standard Holdings Inc. for the year ended December 31, 2009, and any and all amendments thereto, to be filed with the Securities and Exchange Commission; such Form 10-K and each such amendment to be in such form and to contain such terms and provisions as said attorney shall deem necessary or desirable.

IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of the 25th day of March, 2010.

/s/ James S. McElya	/s/ Allen J. Campbell
James S. McElya	Allen J. Campbell
Chief Executive Officer (Principal Executive Officer) and Director	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Edward A. Hasler	/s/ Helen T. Yantz
Edward A. Hasler	Helen T. Yantz
Vice Chairman and Director	Vice President and Controller (Principal Accounting Officer)

/s/ Gerald J. Cardinal	/s/ Leo F. Mullin
Gerald J. Cardinale	Leo F. Mullin
Director	Director

/s/ Gary L. Convis	/s/ James A. Stern
Gary L. Convis	James A. Stern
Director	Director

/s/ Jack Daly	/s/ Stephen A. Van Oss
Jack Daly	Stephen A. Van Oss
Director	Director

/s/ S.A. Johnson	/s/ Kenneth L. Way
S.A. Johnson	Kenneth L. Way
Director	Director